ACQUISITION  AGREEMENT

Entered into by and between the following parties:

     Meridian Holdings Inc., ("MDHG") a Florida corporation, with its principal offices at: 2263 NW 2nd Avenue, Suite 202, Boca Raton, Florida 33431;

     The Old Fashioned Syrup Company, Inc. ("Syrup") a
Florida corporation engaged in manufacture and wholesale distribution and sales of a sugar, fat and cholesterol free chocolate syrup, which maintains its principal offices at: 4270 N.W. 19th
Avenue, Suite D, Pompano Beach, FL 33064; and

     Mark Streisfeld and Alan Posner, being the officers, directors and majority shareholders of Syrup.

NOW, THEREFORE, in consideration of the promises and the mutual and dependent covenants hereinafter contained, the parties hereto represent, warrant, covenant, and agree as follows:


                ARTICLE I

     1.1  Plan of Acquisition.   The Plan consists of the acquisition
by MDHG, of all of the issued and outstanding shares of Capital Stock of Syrup, in a contemplated tax-free exchange for the issuance by MDHG to Syrup Shareholders of 3,026,794 shares of MDHG's authorized but presently unissued $0.001 par value Common Stock.

Issuance of the foregoing shares shall be made at such time as all of the terms and conditions set forth in this Agreement (excluding Preferred Stock conversion conditions) are satisfied.

On Closing MDHG shall also issue an aggregate of 350 shares of $1 par value Preferred Stock, to Mark Streisfeld and Alan Posner to enter into the Transaction. Each such share shall be convertible into Three Hundred (300) shares of $0.001 par value Common Stock upon the earliest of the following events: i) MDHG's annual gross revenues equal or exceed $10 Million; or, the Company completes an SEC registration for the sale of its securities and attains a NASDAQ or exchange listing.

Streisfeld and Posner shall be elected to the board of directors of MDHG simultaneously with the Closing.

      1.2  Agreement to Consummate Transaction.    Subject to
the terms and conditions of this Agreement, MDHG and Syrup agree to consummate or cause to be consummated, the transaction contemplated hereby ("Transaction"), and agree that the consummation of the Transaction is conditional upon the compliance with all of the terms and conditions hereinstated, except for Preferred Stock conversion conditions.

      1.3 Shareholder Approvals. Both parties shall obtain such Shareholder approvals, if any, which may be required under the laws of their respective domiciles for the issuance of the shares as contemplated hereby.

      1.4 Closing. Either by a formal meeting of the parties, or by a timely exchange of documents, a closing ("Closing") will take place at such time as the parties hereafter determine and which is contemplated to occur within 30 days from the date of this Agreement.

At such Closing, certificates, opinions, letters and other documents required by this Agreement will be delivered or exchanged. If a formal meeting is held, such Closing will take place at a location designated by the mutual consent of the parties, or in the absence thereof, at the Offices of MDHG.

Such Closing of the contemplated transaction shall be subject to: i) the completion of an appropriate due diligence investigation of each of the parties by the other; ii) the submission to MDHG, at least 10 days prior to the date hereafter established for the Closing, of Syrup's 1998 audited financial statements.

      1.5  Consummation of Transactions.   If at the Closing no
condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then and thereupon the parties will execute any required documents to effectuate the transaction.

     1.6 Acquisition of Shares. Upon and subject to the terms and conditions herein stated, the Shareholders of Syrup shall acquire all rights, title and interests in and to the previously described shares of the Common Stock of MDHG.

     1.7   Consideration, Issuance and Delivery of Stock.   In
consideration of the delivery of all of the issued and outstanding shares of the Capital Stock of Syrup to MDHG, and compliance by Syrup with its warranties and undertakings contained herein, MDHG shall at Closing, deliver one or more certificates representing the aggregate of 3,026,794 shares of MDHG Common Stock. Notwithstanding the foregoing, said stock shall be delivered to Morgenthau, Greenes, Goldfarb & Aronauer, P.C. as Escrow Agents, to be held by such firm in escrow until such time as the total sum of $150,000 has been paid to the Selling Control Shareholder Group as defined in the contemporaneous Stock Purchase Agreement by and between the parties. Until such time as such shares are released from escrow, the Shares will not have voting rights.

All such shares issuable pursuant to this Agreement will be investment stock, and are subject to all restrictions upon resale, assignment and transfer as may be imposed under the Securities Act of 1933, as amended; and when so issued and delivered, such shares, each with an appropriate restrictive legend thereupon, shall be fully paid and non-assessable. As a condition precedent to the issuance of the certificates, Syrup undertakes to provide duly executed Investment Letters from each person or entity, other than Streisfeld and Posner, in whose name any of the aforementioned shares shall be issued.

     1.10 Reverse Reorganization/Share Dilution. The parties acknowledge that for the earlier of i) a period of two years from the Closing Date; or, ii) the sale or transfer by the present Control Shareholders of 75% or more of their holdings, Syrup agrees that upon assuming 'control', it and its current principal shareholders will not without the prior written consent of the present control shareholders:
a) effect a 'reverse' recapitalization of MDHG; or, b) otherwise issue additional shares of Common Stock except in consideration for the acquisition of valuable assets or raising of capital for valid business purposes.

     1.11   Present Capitalization.   MDHG hereby represents that
MDHG's present authorized capitalization consists of Twenty
(20,000,000) Million shares of Common Stock, each of the par value of $0.001, and One (1,000,000) Million shares of Preferred Stock, each of the par value of $1.00.



                ARTICLE ll
     Representations and Warranties

          The parties mutually represent and warrant to the other as follows:

      2.1 Organization and Good Standing. That each is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each party has the corporate power to acquire or otherwise enter into a business combination with another enterprise and to carry on its business as it is now being conducted. Copies of Certificates of Incorporation, all amendments, and the corporate By-Laws of each shall be delivered to the representative of the other party within fifteen (10) days from the execution of this Agreement. The parties acknowledge that MDHG's Certificate of Incorporation, all Amendments thereto, and the Corporate By-laws, as presently in effect are contained in its currently effective 15c2-11 Information and Disclosure Statement which is currently on file with the National Association of Securities Dealers, Inc., and the Securities And Exchange Commission ("SEC").

     2.2 Authority. Each party has the corporate power to enter into this Agreement and carry out the transactions contemplated hereby. The execution, delivery, and performance of the Agreement will have been duly and validly authorized and adopted by resolution of the respective Board of Directors; and this Agreement and the consummation of the Plan of Acquisition will have been duly and validly authorized and approved by all necessary corporate action and this Agreement will be legally binding, and enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and subject to principles of equity, which may affect the availability of remedies with respect thereto. To the best knowledge of the parties, the entering into this Agreement and its consummation of the Transactions contemplated hereby will not violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which each does business; (ii) their Certificates of Incorporation or By-Laws; or (iii) any judgment or decree requiring the obtaining of permits, approvals, consents, authorizations and modifications referred to in Section 4.3 hereof. Further, no default or breach will occur in any material respect by virtue of the Plan of Acquisition under any material contract, agreement, mortgage, indenture or other instrument, of which either of the parties is a part or by which it is bound, and no material right under any such existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement.

     2.3 Absence of Material Changes. Except as permitted or contemplated by this Agreement, or otherwise disclosed, there has not been any material changes in the financial or operating condition of either party.

     2.4 Litigation. Except for the items disclosed on the Schedule attached hereto, to the best knowledge of management of both parties hereto, there are no judicial or administrative actions, suits, proceeding or investigations pending, or, threatened, against which might result in any material adverse change in their respective condition (financial or other), properties, assets, business, operations or prospects of either party; or in any material liability, or which question the validity of this Agreement, or of any action taken or to be taken in connection herewith. There are no citations, fines or penalties heretofore asserted against the parties under any federal, state or local law relating to air or water pollution, or other environmental protection matters, or relating to occupational health or safety.

     2.5 Disclosing of Material Information.  Neither this
Agreement nor any exhibit hereto contains any untrue statement or material fact, or admits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of each party hereto. There is no fact known that materially adversely affects the business, condition (financial or otherwise) or prospects of either party, which has not been set forth herein or otherwise disclosed.

     2.6 Capitalization. Except as set forth on the schedule attached hereto, there are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of capital stock of MDHG or Syrup.

     2.7 Subsidiaries. Except as set forth on the schedule attached hereto, neither MDHG nor Syrup, either directly or indirectly, has ever had and as of the date of this Agreement and as of the Closing Date does not have, any subsidiaries or any interests in any other corporation, association, joint venture or other business entity.

     2.8 Taxes. Except as set forth on the schedule attached hereto, all taxes, including without limitation, income, property, sales, use, franchise, value added, withholding and social security taxes imposed by the United States, any state, municipality, other local government or other subdivision or instrumentality of the United
States, or any foreign country or any other state or government thereof, or any other taxing authority, that are due and payable by each of the parties hereto, and all interest and penalties thereon, whether disputed or not, and which would result in the imposition of a lien, claim or encumbrance on either of the parties, other than taxes which are not yet due and payable, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by each of the parties with respect to employees' withholding taxes have been duly made. Neither of the parties is delinquent in the payment of any foreign or domestic tax, assessment or government charge or deposits which would result in the imposition of a lien, claim or encumbrance on either of the parties and neither of the parties has a tax deficiency or claim outstanding, proposed or assessed against it and there is no basis for any such deficiency or claim, which would result in the imposition of any lien, claim or encumbrance on or against either of the parties hereto.

     2.9 No Assets or Liabilities. Except as set forth on the schedule attached hereto, MDHG has, and at the Closing Date will have, no assets, liabilities, obligations or commitments of any kind whatsoever.

     2.10 Compliance with Laws. To the best knowledge of management of both parties hereto, MDHG and Syrup are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees.

     2.11 Charter Documents. MDHG has provided to Syrup for its examination (i) complete and accurate copies of the Certificate of Incorporation and By-laws of MDHG, both as amended to the Closing; (ii) the minute book of MDHG containing all proceedings, consents, actions and meetings of the stockholders and board of directors of MDHG; and (iii) the stock transfer books of MDHG, setting forth all transfers of capital stock of MDHG since its inception. MDHG warrants that all such records are, and as of the Closing Date will be, true and accurate in all respects.

     2.12 Brokers or Finders Fees. No agent, broker, person or firm acting on behalf of either of the parties is, or will be, entitled to any commission or brokers or finders fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, unless specifically set forth in this Agreement or in the Stock Purchase Agreement of even date herewith.

     2.13 No Reliance of the Representations. Neither of the parties hereto has relied on any representations or warranties of any party other than the parties to this Agreement as contained in this Agreement and in any other agreements, documents or instruments delivered by the parties in connection with the transaction contemplated hereby.


               ARTICLE III
         Covenants of the Parties

Each party covenants with the other as follows:

     3.1     Negative Covenants.    Without it in any way limiting
the fiduciary obligations of any party hereto, from the date of this Agreement, neither party will:

          3.1-1     Engage in any activities or transactions which
will be detrimental to the interests of its Shareholders, other than conduct its normal course of business;

          3.1-2   Engage in any activities or transactions which
would be adverse to the interests of the Shareholders of the other.

     3.2     Affirmative Covenants.    Prior to the Closing Date,
each party will do or has done, the following:
          3.2-1     If required by the laws of their respective
states of incorporation, have obtained the required consent of their Shareholders to proceed with the Agreement and the Plan of Acquisition;

          3.2-2     Use its best efforts to enhance its business
organization and retain the services of its officers, employees and "key" consultants;

          3.2-3     Afford to the officers, attorneys, accountants
and other authorized representatives of the other party, full and free access to its properties, books, tax returns and records, to provide a full opportunity to make such investigations as deemed necessary of the affairs of the other party.

          3.2-4     Promptly advise the other in writing of any
materially adverse change in the financial condition, business, operations or key personnel, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other arrangement which, if in effect on the date of this Agreement, should have been included in this Agreement;

          3.2-5     Use its best efforts to accomplish all actions
necessary to consummate the Plan of Acquisition, including the satisfaction of all the conditions set forth in this Agreement.


               ARTICLE  IV
            Mutual Conditions

Neither party will be obligated to complete or cause to be completed the transactions contemplated by this agreement unless the following conditions, and any which may be set forth as a Schedule if annexed hereto as an integral part hereof, have been met prior to or at the
Closing:

      4.1 Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement, or the transactions contemplated herein shall have been entered by any court of or administrative body, and no proceeding to obtain any such order shall have been commenced or shall be threatened.

     4.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to sections 6.1.

     4.3 Required Approvals. Each party shall have received all such approvals, consents, authorizations or modifications as may be required to permit the specific performance of their respective obligations under this Agreement, and the consummations of the transactions herein contemplated (whether for governmental authorities or other persons), and each party shall have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation for the Plan of Acquisition.

     4.4  Compliance - Securities Laws.   The parties hereto
acknowledge that all of the shares of Common Stock to be issued by MDHG in the consummation of this Agreement are and shall be "restricted" shares under the Securities Act of 1933, as amended. Each share shall have the following or similar restrictive legend upon the face and or the reverse:

     "The shares represented by this Certificate have not been registered under the Securities Act of 1933. The shares have been acquired for Investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act."

Except for Streisfeld and Posner, all Shareholders of Syrup who will receive Shares hereunder shall execute an appropriate Investment
Letter indicating that:
i) such Shareholder is acquiring the shares of MDHG by virtue of this business combination, will hold same as an investment, and does not then have a present intention to sell, transfer or otherwise engage in a
distribution of such shares;   and

ii) any future sale or transfer shall only be made pursuant to an effective SEC Registration Statement covering said shares, or pursuant to the provisions of Rule 144 or other applicable exemption from registration, as promulgated under the Act.


                ARTICLE  V
        Conditions to Obligations

Neither party shall be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been met prior to or at the Closing:

      5.1  Compliance with Representations, Warranties and
Covenants. i) All of the representations and warranties contained in this Agreement are true and shall be true in all material respects at and as of the Closing date; ii) Each party shall have complied with and performed all of the covenants contained in this Agreement to be performed by them at or prior to the Closing Date; iii) evidence of compliance shall be by appropriate schedules to be attached hereto and incorporated by reference and certified as correct by the President of Syrup.

      5.2 Tax Opinion.   Both parties shall have received from
their respective accountants, a letter to the effect that in their opinion the income tax consequences of the Agreement to be substantially as follows:

          5.2-1     No gain or loss will be recognized by the
Shareholders of either party upon receipt of the shares as provided for in the Agreement;

          5.2-2     The tax basis of the shares of stock received
will be the value placed upon said shares by the determination pursuant hereto of the value of the transaction.

      5.3 Opinion of Counsel. The parties shall have received opinion letters dated at or near the Closing date from their respective counsel that:

          5.3-1     The respective party is a corporation validly
organized, legally existing and in good standing under the laws of the state of its incorporation, and is authorized to conduct business in each jurisdiction in which may be applicable; and has full corporate power and authority to own its properties and to conduct its business as it is being conducted;

          5.3-2   Each operating subsidiary corporation, if any,
is validly organized, legally existing and in good standing under the laws of the jurisdiction in which domiciled, with full corporate power and authority to own its properties and to conduct its business operations;

          5.3-3     The respective party has the full corporate
power to carry out the transactions contemplated herein; this Agreement has been duly executed and delivered and all necessary corporate action has been taken by, the respective Boards of Directors and Shareholders.

     5.4 Good Standing Certificate. Each of the parties shall have delivered to the other Certificates of Good Standing from the Secretary of State of the state of its incorporation, to the effect that such party is in good standing in such state and listing all chartered documents on file with the Secretary of State.


               ARTICLE  VI
              Miscellaneous


     6.1 Termination. This Agreement may be terminated or canceled, and the transactions contemplated hereby may be abandoned, notwithstanding Shareholder authorization, at any time before consummation of the Agreement:

          6.1-1    By mutual consent of the Board of Directors of
both parties; or

          6.1-2 By either party in the event that the other party shall not have performed a material obligation of such party hereunder, within the time contemplated by this Agreement.

           6.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 6.3 and 6.4, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or Shareholders, except in the case of deliberate fraud and misrepresentation, including the intentional omission of a material fact, neither party shall be responsible for the damages (including attorneys fees and related costs) incurred by the other party hereto. All cash funds paid by either party to the other, if any, shall be deemed liquidated damages and are not refundable in the event that this Agreement is terminated for any reason whatsoever.

           6.3 Return of Information; Confidentially. In the event this Agreement is terminated or the Plan of Acquisition is not consummated for any reason, the parties agree that all written information and documents supplied by either to each other shall be promptly returned to the other party at its request, and each party shall each use its best efforts to cause confidential information to continue to be treated as confidential and shall refrain from disclosure to any third parties.

     6.4 Costs and Expenses. Unless otherwise specifically provided for, all costs and expenses incurred in connection with satisfying their respective obligations under this Agreement will be paid by the party incurring the expenses. In the event of a termination of this Agreement, pursuant to Article VI, each party will bear their own expenses.

           6.5   Extension of Time;  Waivers.   At any time prior to the
Closing date either party may extend the time for the performance of the obligations or other acts required by the other party, or (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto by the parties to the other, and (iii) waive compliance with any of the agreements or conditions herein to be performed by the other party. All performance waivers hereunder shall be in writing and signed by the waiving party.

     6.6   Reliance of Counsel.   In rendering any opinion referred
to herein, counsel for the parties may rely upon factual matters, certificates of public officials and corporate officers, opinions of corporate general counsel, and such other evidence as counsel may reasonably deem appropriate.

 6.7    Notices.     All notices by both parties to the other shall be
in writing, delivered by the U.S. Postal Service (certified, registered or overnight express) with return receipt requested, and addressed to the respective party at the address stated hereinabove, or such other address as may hereafter be provided and such change of address be acknowledged. Notice may be delivered by private carrier express or overnight delivery, with written proof of receipt required.

     6.8 Amendment. This Agreement may only be altered, changed or modified by an amendment in writing, which has been submitted to and approved by the board of directors and or shareholders of the respective parties.

     6.9 Timely Basis. Both parties agree that reasonable delays in completing the contemplated transaction which are necessitated by compliance with the provisions of the Securities Act of 1933, and or the Securities Exchange Act of 1934, both as amended, may be required, but in no event shall a party be required to agree with any unreasonable delay when time is of the essence, and the obvious result would be that the transaction cannot be completed on a timely basis.

     6.10 Assignment. The benefits and obligations hereunder shall inure to the benefit of the parties and their successors in interest, including their heirs, executors, legal representatives, successors and assigns. Notwithstanding the foregoing, this Agreement, and the obligations hereunder, may only be assigned by the written consent of the other party.

            6.11   Miscellaneous.

          6.11-1 Entire Agreement. This Agreement and the contemporaneous Stock Repurchase Agreement between MDHG, the present Control Shareholders and Streisfeld and Posner are the only agreements between the parties and supersede all prior oral and written agreements with regard to the subject matter hereof. All provisions hereof shall survive the Closing until such time as all conditions, whether their required performance is contemporaneous or subsequent, shall have been completed as required hereunder.

          6.11-2 Effective Date. This Agreement shall take effect only upon its proper execution by duly authorized representatives of both parties. No obligation hereunder shall arise until such time as this Agreement is so duly executed.

          6.11-3 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which taken together shall constitute one and the same instrument.

          6.11-4 Facsimile Signatures. The facsimile signatures of one or more of the signatories hereto shall for be deemed originals for all purposes hereunder.

          6.11-5 Surviving Clauses. The parties hereto specifically agree that those provisions contained herein that by their nature require subsequent or continuing performance, shall survive the Closing and shall be fully enforceable hereunder by appropriate legal remedies.

          6.11-6   Governing Law.  This Agreement shall be
governed in all respects, including validity, interpretation and effect, pursuant to the laws of the State of Florida without regard to the principles of 'conflict of laws'.

          6.11-7  Titles And Captions.   The titles and captions
of the Sections and paragraphs of this Agreement are included solely for convenience of reference, and shall have no effect upon the constructions or meanings of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this 9 page Agreement as of the 8th day of January, 1999.
                              Meridian
Holdings Inc.
ATTEST:


/s/ Paul Galant
Paul M. Galant, Secretary

                              by:/s/ Frank E. Lambrecht
                                    Frank E.
Lambrecht,  President
                              The Old
Fashioned Syrup Company, Inc.
ATTEST:


/s/ Alan Posner
Alan Posner, Secretary
                              by:/s/ Mark Streisfeld
                                     Mark
Streisfeld, President